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                                                           EXHIBIT 10.19




                                                          [California Net Lease]

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT is made this 7 day of November, 1995, between SCI Limited Partnership - I ("Landlord"), and the Tenant named below.

Tenant:                                   CVC Holdings, Inc., a Delaware
                                          Corporation

Tenant's representative,                  Thomas Kandris
address, and phone no.:                   CVC Holdings, Inc.
                                          47061 Warm Springs Blvd
                                          Fremont, CA 94539

Premises:                                 An approximately 14,400 square foot
                                          portion of a 48,400 square foot
                                          building located at 3100 Laurelview
                                          Court, Fremont, CA, as shown on
                                          Exhibit A.

Project:                                  Gateway Corporation Center II

Building:                                 H

Tenant's Proportionate Share
of Project:                               7.96%

Tenant's Proportionate Share
of Building:                              29.75%

Lease Term:                               Beginning on the Commencement Date
                                          and ending on the last day of the 60th
                                          full calendar month thereafter,
                                          subject to possible extension in
                                          accordance with .

Commencement Date:                        Estimated to be November 15, 1995,
                                          contingent upon substantial completion
                                          by Landlord of Initial Improvement as
                                          set forth in Addendum 3.

Initial Monthly Base Rent:                $10,368.00 as adjusted pursuant to
                                          Addendum 1.

Initial Estimated Monthly                 1. Utilities:                N/A
Operating Expense Payments:
(estimates only and subject               2. Common Area Charges:      $576.00
to adjustment to actual
costs and expenses according              3. Taxes:                    $1,540.80
to the provisions of this
Lease)                                    4. Insurance:                $43.20

                                          5. Others:                   N/A

Initial Estimated Monthly
 Operating Expense Payments:              $2,160.00

Initial Monthly Base Rent and
 Operating Expense Payments:              $12,528.00

Security Deposit:                         $10,656.00

Broker:                                   Tony Long, Spectrum Interests

Addenda:                                  Addendum 1,2,3,4, and 5; Exhibits A,
                                          B, and C

      1. Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

      2. Acceptance of Premises. Tenant shall accept the Premises in its condition as of the Commencement Date, subject to Addendum 3 and to all applicable laws, ordinances, regulations, covenants and
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restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as provided in Paragraph 10, Paragraph 3 (as to Landlord's construction and delivery of the Initial Improvements in compliance with all Legal Requirements), and Addendum 3 (as to latent defects only), in no event shall Landlord have any obligation to repair any defects in the Premises or remedy any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant.

      3. Use. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant, and, subject to local law, for administrative offices, and for such other lawful purposes as may be incidental thereto, and for product and process demonstration, light applications development, and moderate manufacturing uses which will be permitted to Tenant upon Tenant's receipt from the City of Fremont of a Class H-6 Hazardous Materials permit, in each case, in connection with its business of manufacturing and selling semiconductor processing equipment and other technology product, and for such other uses as shall be both permitted by law and agreed to in writing by Landlord. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste thereon. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directive permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Landlord shall construct the Initial Improvements and deliver the Premises to Tenant in compliance with all Legal Requirements; provided, however, that Landlord shall have no such obligation with respect to Tenant's "clean-room," the construction of which shall be Tenant's responsibility; and provided further, that, subject to the immediately following sentence, should any portion of the Premises or the Initial Improvements constructed by Landlord fail to comply with all Legal Requirements, Tenant's sole remedy shall be to have Landlord correct such non-complying portions at Landlord's sole cost and expense, Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the premises, then Tenant shall pay the amount of such increase to Landlord. Landlord acknowledges that Tenant intends to construct a "clean-room" on the Premises, and agrees to be reasonable in exercising its approval authority, subject to the requirements of this Lease Agreement, including without limitation in Paragraphs 12 and 21; Landlord need not be reasonable, however, regarding whether Tenant shall be obligated to remove the "clean-room" improvements at the end of the Lease Term.

      4. Base Rent. Tenant shall pay Base Rent in the amount set forth above. The first month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. the obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. Tenant waives and releases all statutory liens and offset rights as to rent. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses beyond 5 days after the due date thereof, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. Tenant shall not be required to pay the late charge until Landlord has given Tenant 5 days written notice of the delinquent payment (which may be given at any time during the delinquency); provided, however, that such notice shall not be required more than once in any 12-month period or 3 times over the term of the Lease. The provisions for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

      5. Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid


                                      -2-
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to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises and the Security Deposit to a person or entity assuming Landlord's obligations under this Paragraph 5.

      6. Operating Expense Payments. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and reasonable fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of 10 percent of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse, administrative and light manufacturing facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. Operating Expenses do not include costs, or expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service (including principal and interest payments and refinancing and other costs and fees) under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, the costs of renovating space for tenants, depreciation of the Project or any portion thereof, legal fees incurred in leasing to other tenants or in enforcing leases of other tenants, the cost of any special services furnished to other tenants to the extent Landlord does not make such services available to Tenant, expenses incurred as the result of the default of any other tenant of the Project, salaries of Landlord's executives except such portion of such salaries attributable to work directly performed for the benefit of the Project, and costs to the extent Landlord is reimbursed therefor from other non-tenant sources.

      If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

      7. Utilities. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord shall have the right to cause at Tenant's expense any of said services to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. Landlord shall not be liable for any interruption or failure of utilities or any other service to the Premises and no such interruption or failure shall result in the abatement of rent hereunder, except that Tenant shall receive an abatement of rent to the extent any such interruption is caused by the negligence of Landlord or its agents or employees. Tenant agrees to limit use of water and sewer for normal restroom and office use.

      8. Taxes. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon


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demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

      9. Insurance. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises.

            Tenant, at its expense, shall maintain during the Lease Term; all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths or persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

            The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant with respect to Tenant's property, resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors. The prior sentence shall not address liability for third party death or personal injury, which is addressed elsewhere in this Agreement.

      10. Landlord's Repairs. Landlord shall maintain, at its expense, the structural soundness of the roof, foundation, load bearing walls (except to the extent modified by Tenant) and exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall not be charged, in the form of Operating Expenses, for the cost of Landlord's maintenance, for other tenants in the Project, of the items set forth in the first sentence of the Paragraph 10. Tenant shall promptly give Landlord written notice of any repair by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

      11. Tenant's Repairs. Landlord, at Tenant's expense as provided in Paragraph 6, shall maintain in good repair and condition the parking area and other common areas of the Project and the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises. Subject to Landlord's obligation in Paragraph 10 Tenant, at its expense, shall maintain in good repair and condition all portions of the Premises. If Tenant fails to perform any repair for which it is responsible within 30 days of written notice from Landlord (except for emergency situations, for which no notice shall be required), Landlord may perform the repair and be reimbursed by Tenant within 10 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord's election, by Landlord. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. At Landlord's request, Tenant shall enter into a joint maintenance agreement with any railroad that services the Premises.


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      12. Tenant-Made Alterations and Trade Fixtures. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises which cost in excess of $2,500 or modify in any manner the building exterior ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent. The previous sentence notwithstanding, Landlord hereby consents to the Plans and Specifications set forth as Part II of the Work Letter Agreement between Landlord and Tenant attached hereto as Exhibit B. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval, and Landlord may monitor construction of the Tenant-Made Alterations and Tenant shall reimburse Landlord for its reasonable costs in reviewing plans and documents and in monitoring construction. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Landlord's right to review plans and specifications and monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules, or regulations. At Landlord's request, Tenant shall obtain payment and performance bonds for any Tenant-Made Alterations which bonds shall be delivered to Landlord prior to commencement of work on the Tenant-Made Alterations and shall be in form and substance satisfactory to Landlord. Upon completion of any Tenant-Made Alterations and payment therefor, Tenant shall deliver to Landlord statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors.

            Tenant, at its own cost and expense, may erect such shelves, bind, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and provided that the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements. Subject to Paragraphs 21 and 38 below, upon the expiration of the Lease Term Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal, by the last day of the Lease Term.

      13. Signs. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. Upon vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements.

      14. Parking. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

      15. Restoration. If at any time during the Lease Term the Premises or any substantial portion thereof are damaged by a fire or other casualty, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Tenant shall pay to Landlord with respect to any damage to the Premises the amount of the commercially reasonably deductible under Landlord's insurance policy (currently $10,000) within 10 days after presentment of Landlord's invoice. Tenant's obligation to pay an applicable deductible referenced in the previous sentence shall in no event exceed $15,000. If the damage involves the premises of other tenants, Tenant shall pay the portion of the deductible that the cost of the restoration of the Premises bears to the total cost of restoration, as reasonably determined by Landlord. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

      16. Condemnation. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase

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in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises or in Landlord's reasonable judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord or Tenant, as applicable, this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award, except to the extent that any portion of such award is for the express purpose of Tenant relocation or compensation for damage to Tenant's Trade Fixtures and leasehold improvements made by Tenant at its sole expense. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

      17. Assignment and Subletting. Without Landlord's prior written consent, which Landlord shall not unreasonably withhold, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may without the prior written consent of Landlord, assign or sublet the Premises, or any part thereof, to (a) any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), or (b) to any person or entity which shall acquire not less than 51% of the stock or assets of Tenant as a result of a consolidation, merger or sale, provided that in the case of this Subparagraph 18(b), (x) such consolidation, merger or sale is for a good business purpose and not principally for the purpose of transferring Tenant's leasehold estate, and (y) the assignee or successor entity has a net worth at least equal to the net worth of Tenant immediately prior to such consolidating merger or sale. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet 50% or more of the Premises (other than to a Tenant Affiliate or other person or entity for which Landlord's consent is not required), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease. If Landlord so terminates the Lease, Landlord may enter into a lease directly with the proposed sublessee or assignee. Tenant may withdraw its notice to sublease or assign by notifying Landlord within 10 days after Landlord has given Tenant notice of such termination, in which case the Lease shall not terminate but shall continue.

            It shall be reasonable for the Landlord to withhold its consent to any assignment or sublease in any of the following instances: (i) an Event of Default has occurred and is continuing that would not be cured upon the proposed sublease or assignment; (ii) the assignee or sublessee does not have a net worth calculated according to generally accepted accounting principles at least equal to the greater of the net worth of Tenant immediately prior to such assignment or sublease or the net worth of the Tenant at the time it executed the Lease;
(iii) the intended use of the Premises by the assignee or sublessee is not reasonably satisfactory to Landlord; (iv) the intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Project; (v) occupancy of the Premises by the assignee or sublessee would, in Landlord's opinion, violate an agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters; (vi) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; (vii) the assignment or sublet is to another existing tenant in the Project and is at rates which are below those charged by Landlord for comparable space in the Project; (viii) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease; or (ix) the proposed assignee or sublessee is a governmental agency, Tenant and Landlord acknowledge that each of the foregoing criterion are reasonable as of the date of execution of this Lease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may reasonably request.

            Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a subleases or assignee for which Landlord's consent is required (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto), less expenses and costs incurred by Tenant with respect to brokerage fees and tenant improvements made for the benefit of such assignee or sublessee as amortized on a straight-line basis over the remaining term of the Lease, exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder 50% of such excess rental and other excess consideration within 10 days following receipt thereof by Tenant.

            If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

      18. Indemnification. Except for the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

      19. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time upon reasonable notice to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours upon reasonable notice for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale.

      20. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

      21. Surrender. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, all Tenant-Made Alterations and any improvements constructed by Landlord pursuant to the Construction Addendum, if any, attached hereto ("Initial Improvements") shall remain in the Premises as the property of Landlord. Alternatively, upon any such termination, Landlord may, by notice to Tenant, require Tenant at Tenant's expense to remove any or all Trade Fixtures and/or any or all Tenant-Made Alterations, and to repair any damage caused by such removal; provided that Tenant shall not be required to remove any of the Initial Improvements. In addition, when consenting to any Tenant-Made Alterations, Landlord shall indicate whether Landlord shall require Tenant to remove such Tenant-Made Alterations at the end of the Lease Term. Any Trade Fixtures, Tenant-Made Alterations or Initial Improvements not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

      22. Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.


      23. Events of Default. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

            (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days from receipt of notice therefor from Landlord (provided, that if Landlord shall have provided notice of Tenant's failure to pay Base Rent once during any calendar year or three times during the Lease Term, thereafter, as the case may be, Tenant's failure to pay Base Rent within 5 days after the due date thereof shall constitute an Event of Default without any requirement of notice from Landlord.

            (ii) Tenant or any guarantor surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

            (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

            (iv) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease. The prior sentence notwithstanding, Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) insure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) insure that the Premises are secured and not subject to vandalism, and (c) insure that the Premises will be properly maintained after such vacation. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

            (v) Tenant shall assign, sublease or transfer Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

            (vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

            (vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default (unless the curing of such default will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary to cure such default).

      24. Landlord's Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenants and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

      Except as otherwise provided in the next paragraph, if Tenant breaches this Lease and abandons the Premises prior to the end of the term hereof, or if Tenant's right to possession is terminated by Landlord because of an Event of Default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in
Section 1951.2 of the Civil Code of California: (i) the worth at the time of award of the unpaid Base Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the reasonable value of the unpaid Base Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award by which the reasonable value of the unpaid Base Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) the "worth at the time of award" of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 18 percent per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent;
(b) The "time of award" as used in clauses (i), (ii), and (iii) above is the date on which judgment is entered by a court of competent jurisdiction; (c) The "reasonable value" of the amount referred to in clause (ii) above is computed by determining the mathematical product of (1) the "reasonable annual rental value" (as defined herein) and (2) the number of years, including fractional parts thereof, between the date of termination and the time of award. The "reasonable value" of the amount referred to in clause (iii) computed by determining the mathematical product of (1) the annual Base Rent and other charges under this Lease and (2) the number of years including fractional parts thereof remaining in the balance of the term of this Lease after the time of award.

            Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord doe not terminate Tenant's right to possession, and Landlord may enforce all its right and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code
Section 1951.4, and the following provision from such Civil

Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after leasee's breach and abandonment and recover rent as it becomes due, if leasee has right to sublet or assign, subject only to reasonable limitations)." Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

            Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting. The foregoing shall not affect Landlord's obligation under law to use reasonable efforts to mitigate Tenant's damages; provided, however, (a) Landlord shall not be obligated to accept any tenant proposed by Tenant, (b) Landlord shall have the right to lease any other space controlled by Landlord first, and (c) any proposed tenant shall meet all of Landlord's leasing criteria.

      25. Tenant's Remedies/Limitation of Liability. Landlord shall not be in default hereunder and Tenant shall not have any remedy or cause of action unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

      26. Waiver of Jury Trial TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

      27. Subordination. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder, provided that such holder agrees to execute the non-disturbance agreement in which such holder agrees not to disturb Tenant's possession of the Premises under the terms of the Lease in the event such holder or ground lessor acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

      28. Mechanic's Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

      29. Estoppel Certificates. Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease in full force and effect, the date to which rent has been paid, that, to Tenant's knowledge, Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this lease shall apply to Tenant's obligations to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within 10 days after Landlord's written request thereof.

      30. Environment Requirements. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or store or use any Hazardous Material in or about the Premises without Landlord's prior written consent. Notwithstanding the foregoing, Landlord hereby acknowledges that Tenant intends to apply to the City of Fremont for a Class H-6 Hazardous Materials permit to utilize certain chemicals in its business operations, and Landlord agrees that Tenant's use of the Hazardous Materials set forth in Exhibit C attached hereto shall be permitted by Landlord, subject to Tenant's full compliance with all requirements of this Paragraph 30. Landlord hereby agrees to permit such use subject to Tenant's following good engineering practice, subject to Tenant's full compliance with all Environment Laws and all storage, handling and other requirements of the City of Fremont under said Class H-6 Hazardous Materials permit, subject to the use restrictions set forth in Paragraph 3 hereof, and subject to the requirement that Landlord's approval shall be obtained by Tenant for Tenant's use of any Hazardous Materials not previously specifically approved by Landlord (which approval shall not be unreasonably withheld). If Landlord does not provide a response within 5 days of Tenant's written request for approval of any additional Hazardous Materials as set forth in the last clause of the immediately preceding sentence, then Landlord shall be deemed to have approved the use of such Hazardous Materials, subject to Tenant's compliance with the remaining provisions of the immediately preceding sentence. Tenant, at its sole cost and expense, shall operate its business in the Premises in compliance with all Environmental Requirements and shall immediately remediate any Hazardous Materials released on or from the project by Tenant, its agents, employees, contractors, subtenants or invitees. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"); the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes petroleum (as defined in CERCLA) and any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

            Tenant represents and warrants that it is not currently subject to an inquiry, regulatory investigation, enforcement order, or any other proceeding regarding the generation, use, treatment, storage, or disposal of a Hazardous Material.

            Tenant immediately shall notify Landlord in writing of any spill, release, discharge, or disposal of any Hazardous Material in, on or under the Premises or the Project. All reporting obligations imposed by Environmental Requirements are strictly the responsibility of Tenant. Tenant shall supply to Landlord within 5 business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to Tenant's use of the Premises.

            Tenant shall indemnify, defend, and and hold harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitations, remediation, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

            Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with environmental Requirements and the Class H-6 Hazardous Materials permit, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

            At the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall: (i) remove and dispose off-site any drums, containers, receptacles, structures, or tanks storing or containing Hazardous Materials (or which have stores or contained Hazardous Materials) and the contents thereas; and (ii) remove, empty, and purge all underground and above ground storage tank systems, including connected piping, of all vapors, liquids, sludge and residues, in each case, which have been brought to or installed on the Project or Premises by Tenant. Such activities shall be performed in compliance with all environmental Requirements and the Class H-6 Hazardous Materials permit and to the satisfaction of Landlord. Landlord's satisfaction with such activities or the condition of the Premises does not waive, or release Tenant from, any obligations hereunder.

      31. Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project. Notwithstanding Paragraph 1 of the Rules and Regulations to the contrary, Tenant shall have full use of the loading docks for normal business purposes to the extent consistent with access rights of other tenants. Notwithstanding Paragraph 5 of the Rules and Regulations to the contrary, Tenant may use its own electrician subject to Landlord's reasonable approval rights. Notwithstanding the second sentence of Paragraph 6 of the Rules and Regulations to the contrary, Tenant may use those materials that are consistent with its rights under Paragraphs 3 and 30 of this Agreement.

      32. Security Service. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in conjunction with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

      33. Force Majeure. Each of Landlord and Tenant shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond their respective reasonable control ("Force Majeure"), provided, however, that Tenant's obligation to pay rent shall survive any such Force Majeure occurrence.

      34. Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

      35. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

      36. Brokers. Landlord shall be responsible for the payment of any commission due to Broker, in accordance with a separate agreement between Landlord and Broker. Landlord and Tenant each represents and warrants that it has has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the Broker, if any, set forth on the first page of this Lease, and landlord and Tenant each agrees to indemnify and hold the other party harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Landlord or Tenant, as as the case may be, with regard to this leasing transaction.

      37. Miscellaneous.

      (a) Any payments or charges dues from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

      (b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

      (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 14100 East 35th Place, Aurora, Colorado 80011. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

      (d) Except as expressly provided in this Lease, Landlord retains the absolute right to withhold any consent or approval.

      (e) To the extent required under Addendum 2 of this Lease, Tenant shall, upon Landlord's request, furnish landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Landlord will maintain the confidentiality of the above-referenced financial information, except as otherwise required by law.

      (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

      (g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

      (h) The submission by Landlord to Tenants of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

      (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretations of this Lease.

      (j) Any amount not paid by Tenant within 5 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, as as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

      (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

      (l) Time is of the essence as to the performance of Tenant's obligations under this Lease.

      (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

      38. Intentionally deleted.

      39. Limitation of Liability of Trustees, Shareholders, and Officers of Security Capital Industrial Trust. Any obligation or liability whatsoever of Security Capital Industrial Trust, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:                            LANDLORD:

CVC HOLDINGS, INC.,                SCI LIMITED PARTNERSHIP-1,
A DELAWARE CORPORATION             A DELAWARE LIMITED PARTNERSHIP


By: /s/ [Illegible]                By:  Security Capital Industrial Trust,
    ------------------                  a Maryland real estate investment trust,
                                        General Partner

Title: /s/ [Illegible]
       ---------------

Address:
                                        By: /s/ [Illegible]
                                            ----------------------

525 Lee Road                            Name: /s/ [Illegible]
----------------------                        --------------------

Rochester New York                      Title: /s/ [Illegible]
----------------------                         -------------------

               14603               Address:
----------------------
                                   14100 E. 35th Place
                                   Aurora, CO 80011

                                   CC:  47775 Fremont Boulevard
                                        Fremont, CA 94538

                              Rules and Regulations

1. The sidewalk, entries, and driveways of the project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness of indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                                   ADDENDUM I

                              BASE RENT ADJUSTMENTS

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                        DATED NOVEMBER 11, 1995, BETWEEN
                            SCI LIMITED PARTNERSHIP-I
                                       and
                               CVC HOLDINGS, INC.

Base rent shall equal the following amounts for the respective periods set forth below:

      Period                                Monthly Base Rent
      ------                                -----------------

      Months 1-30                           $10,368

      Months 31-60                          $10,656

                                   ADDENDUM 2

                                LETTER OF CREDIT

                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                           DATED 11-7, 1995, BETWEEN
                           SCI LIMITED PARTNERSHIP-I
                                      and
                               CVC HOLDINGS, INC.

      The Letter of Credit shall be in the form of an unconditional, irrevocable letter of credit from a bank reasonably acceptable to Landlord. The primary purpose of the Letter of Credit is to reimburse Landlord for the cost of Broker fees paid and the Initial Improvements constructed by Landlord in the event Tenant defaults under this Lease. As such, the Letter of Credit is separate and distinct from the Security Deposit set forth in Paragraph 5. The Letter of Credit may only be drawn upon the occurrence of an Event of Default under the Lease, and only to reimburse Landlord for the cost of Broker fees paid and the Initial Improvements constructed by Landlord to the extent Landlord is entitled to reimbursement therefor. The approved form of Letter of Credit is attached hereto as Item 1. If Landlord sells or conveys the Premises. Tenants shall, at Landlord's request, corporate in having the Letter of Credit transferred to the purchaser. If the Letter of Credit does not automatically renew as provided therein, and Tenant does not provide an acceptable replacement Letter of Credit at least 20 days prior to expiration of the existing Letter of Credit, Landlord may submit a Drawing Request (as defined in the Letter of Credit) for the full amount of the Letter of Credit than in effect.

      The Letter of Credit shall be in the amount of $250,000 and shall decline annually during the Lease Term as set forth below:

                                     Amount of
      Period                     Letter of Credit
      ------                     ----------------

      Months 1-12                   $250,000
      Months 13-24                  $210,250
      Months 25-36                  $166,000
      Months 37-48                  $116,000
      Month 49-60                   $ 61,500

      This Letter of Credit shall be in place for a minimum of two years from the Commencement Date. Landlord shall release the Letter of Credit at any time after two years if the following conditions have been met for the fiscal year prior to the date of contemplated release of such Letter of Credit. Tenant shall have a tangible net worth in excess of $5,000,000 as of the end of such prior fiscal year and annual net income shall exceed $1,000,000. In addition, the average annual net income for such fiscal year and the fiscal year prior to that shall be a minimum of $750,000. The above financial milestones shall be documented by audited financial statements.

                                     Item 1

                            FORM OF LETTER OF CREDIT

                     [LETTERHEAD OF LETTER OF CREDIT BANK]

                                     [DATE]

SCI-Limited Partnership-I

Attention:___________

      Re:   Irrevocable Transferrable Letter of Credit
            No._______________________________________

Beneficiary:

      By order of our client, ______________(the "Applicant"), we hereby establish this Irrevocable Transferrable Letter of Credit No._________ in your favor for an amount up to but not exceeding the aggregate sum of ______and No/100 Dollars ($___________) (as reduced from time to time in accordance with the terms hereof, the "Letter of Credit Amount"), effective immediately, and expiring on the close of business at our office at the address set forth above one year from the date hereof unless renewed as hereinafter provided.

      Funds under this Letter of Credit are available to you on or prior to the expiry date against presentation by you of your (i) sight drafts drawn on us in the form of Annex 1 hereto, indicating this Letter of Credit number and (ii) request in the form of Annex 2 hereto (such sight draft and request, together referred to as a "Drawing Request"), sight drafts(s), completed and signed by one of your officers. Presentation of your Drawing Requests may be made by you to us at the address set forth above or may be made by facsimile transmission, to the following facsimile number_____________. You may present to us one or more Drawing Requests from time to time prior to the expiry date in an aggregate amount not to exceed the Letter of Credit Amount then in effect (it being understood that the honoring by us of each Drawing Request shall reduce the Letter of Credit Amount then in effect.).

      This Letter of Credit will be automatically renewed for a one-year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date, or prior to any anniversary of such date, we notify both you and the Applicant in writing by certified mail that we elect not to so renew the Letter of Credit.

      This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, and no such reference shall be deemed to incorporate herein by reference any document or instrument.

      All bank charges and commissions incurred in this transaction are for the Applicant's account.

      This Letter of Credit is transferrable by you and your successors and assigns any number of times in its entirety and not in part, but only by delivery to us of a Notice of Assignment in the form of Annex 3 hereto.

      We hereby agree with the drawers, endorsers, and bona fide holders of drafts drawn under and in compliance with the terms of this Letter of Credit that such drafts will be duly honored upon presentation to the drawee from our own funds and not the funds of the Applicant and shall be available to such drawers, endorsers, and bona fide holders, as the case may be, on or before noon, New York time, on the Business Day (defined below) next following the date on which such drafts are received by us. "Business Day" shall mean any day which is not a Saturday, Sunday or day on which we are required or authorized by law to be closed in New York, New York.

      To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the terms of the Uniform Customs and Practice for

Commercial Documentary Credits (1993 Revision), I.C.C. Publication No. 500 (the "UCP 500") and as to matters not governed by the UCP 500, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of New York

                                          Very truly yours,

                                          [NAME OF LETTER OF CREDIT BANK]


                                          By: ______________________________
                                              Name:
                                              Title:

                                                                        ANNEX 1

                                  SIGHT DRAFT

                                                           ________, 199__

      For value received, at sight pay to the order of SCI-LIMITED PARTNERSHIP, the sum of [Amount in words] [Amount in Figures] United States Dollars drawn under [Name of Letter of Credit Bank] Irrevocable Transferrable Letter of Credit No. _________ dated ________________, 199_____.

                                 SCI-LIMITED PARTNERSHIP-I,
                                 a Delaware limited partnership

                                 By:    Security Capital Industrial Trust,
                                        a Maryland real estate investment trust,
                                        General Partner


                                        By:_____________________________


                                        Name:___________________________


                                        Title:__________________________

                                                                         ANNEX 2

DRAWING REQUEST

                                                        ________________, 199___

[NAME AND ADDRESS OF LETTER
OF CREDIT BANK]

            Re: Irrevocable Transferrable Letter of Credit No.---(the "Letter of Credit")

      The undersigned (the "Beneficiary"), hereby certifies to [Name of Letter of Credit Bank} (the "issuer") that:

      (a) The Beneficiary is making a request for payment in lawful currency of the United States of America under Irrevocable Transferrable Letter of Credit No._________(the "Letter of Credit") in the amount of $________..

      (b) The Letter of Credit Amount (as defined in the Letter of Credit) as of the date hereof and prior to payment of the amount demanded in this Drawing Request is $_________. The amount requested by this Drawing Request does not exceed the Letter of Credit Amount.

      (c) Demand is made for payment under the Letter of Credit as a result of the occurrence and continuation of an Event of Default (as defined in the Lease Agreement).

      Please wire transfer the proceeds of the drawing to the following account of the Beneficiary at the financial institution indicated below:

                            _________________________
                            _________________________
                            _________________________


      Unless otherwise defined, all capitalized terms used herein have the meanings provided in, or by reference in, the Letter of Credit.

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Drawing Request as of the ___ day of __________, 199___.


                              SCI-LIMITED PARTNERSHIP-I
                              a Delaware limited partnership

                              By:    Security Capital Industrial Trust
                                     a Maryland real estate investment trust,
                                     General Partner


                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                                                         ANNEX 3

                              NOTICE OF ASSIGNMENT

                                                                 _______, 199___

[NAME AND ADDRESS OF
LETTER OF CREDIT BANK]

            Re: Irrevocable Transferable Letter of Credit No.____

      The undersigned (the "Beneficiary"), hereby notifies [Name of Letter of Credit Bank] (the "Issuer") that it has irrevocably assigned the above-referenced Letter of Credit to ________(the "Assignee") with an address at ________________________effective as of the date the Issuer receives this Notice of Assignment. The assignee acknowledges and agrees that the Letter of Credit Amount may have been reduced pursuant to the terms thereof, and that the Assignee is bound by any such reduction.

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Assignment as of this ___day of_____, 199__.


                                    SCI-LIMITED PARTNERSHIP-I
                                    a Delaware limited partnership

                                    By:   Security Capital Industrial Trust,
                                          a Maryland real estate investment
                                          trust, General Partner


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

Agreed:

[Assignee]


______________________

                                   ADDENDUM 3

                           CONSTRUCTION - SHORT FORM
                                   (ALLOWANCE)

                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                           DATED 11-7, 1995, BETWEEN

                           SCI LIMITED PARTNERSHIP-I
                                       and
                               CVC HOLDINGS, INC.

      (a) Landlord agrees to furnish or perform those items of construction and those improvements (the "Initial Improvements") as described to Exhibit B.

Landlord shall pay for the Initial Improvements up to a maximum amount of $216,000, and Tenant shall pay for the costs of the Initial Improvements in excess of such amount. If the cost of the Initial Improvements is estimated to exceed $216,000, 50% of such estimated overage shall be paid in advance by Tenant to Landlord before Landlord commences construction, with the remaining estimated overage to be placed by Tenant in a joint escrow account for the benefit of the Tenant and Landlord. A final accounting and adjusting payment based upon the actual costs of the Initial Improvements minus $216,000 minus Tenant's initial 50% advance payment shall be made by Tenant when the Initial Improvements are complete.

      (b) If Tenant shall desire any changes to the final Approved Plans and Specifications, Tenant shall so advice Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all net costs attributed to making any changes to the Initial Improvements which Tenant may request and which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

      (c) Landlord shall proceed with and complete the construction of the Initial Improvements. As soon as such improvements have been substantially completed, Landlord shall notify Tenant in writing of the date that the Initial Improvements were Substantially Completed. Such date, unless otherwise agreed to in writing between Landlord and Tenant, shall be the "Commencement Date" unless the completion of such improvements was delayed due to Tenant's fault, including as a result of changes made to such improvements by Tenant or development of Tenant's "clean-room" or processing of Tenant's Class H-6 Hazardous Materials permit, in which case the Commencement Date shall be the date such improvements would have been completed but for the delays caused by Tenant . The Initial Improvements shall be deemed substantially completed ("Substantially Completed") upon the later of (A) when in the opinion of the construction manager (whether an employee or agent of Landlord or a third party construction manager), the Premises are substantially completed except for punch list items which do not prevent in any material way the use of the Premises for the purposes for which they were intended; or (B) when a final inspection is received and acceptance is indicated by the City of Fremont building inspector ("Inspection Approval"), provided that Tenant's "clean-room" or Class H-6 Hazardous Materials permit shall not be part of such Inspection Approval requirement and shall not delay the date of Substantial Completion if such "clean-room" or Class H-6 Hazardous Materials permit application delay the issuance of such Inspections Approval. After the Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

      (d) The failure of Tenant to take possession of or to occupy the Premises upon satisfaction of the conditions set forth in the previous paragraph shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant. Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Premises and subject to the provisions of Paragraph 12 of the Lease, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property on the Premises during the final stages of completion of construction provided that Tenant does not thereby interfere with the completion of construction or cause any labor dispute as a result of such installation, and provided further that Tenant does hereby agree to assume all risk of loss or damage to such improvements, machinery, equipment, fixtures, and other property and to indemnify, defend and hold Landlord harmless from (i) any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of the Landlord, its contractors, subcontractors, or materialmen arising out of such installations, whether or not any such loss, damage or liability was caused by Landlord's negligence, and {ii} any death or personal injury to any person or persons arising out of such installations, except to the extent such death or personal injury was caused by Landlord's negligence. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

      (e) Except for incomplete punch list items, Tenant upon the Commencement Date shall have and hold the Premises as the same shall then be without any liability or obligation on the part of the Landlord for making any further alterations or improvements of any kind in or about the Premises except as otherwise provided in the Lease.

      (f) If Landlord does not complete the Initial Improvements within 6 months of the date this Lease is executed, subject to an extension for any force majeure delays or delays caused by tenant (including without limitation, change orders, clean room construction and approvals, and H-6 Hazardous Materials permit processing and compliance), then Tenant may terminate this Lease Agreement.

                                   ADDENDUM 4

                                  SIGN CRITERIA

                          GATEWAY CORPORATION CENTER II

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT

                            DATED 11-7, 1995, BETWEEN

                            SCI LIMITED PARTNERSHIP-1

                                       and

                               CVC HOLDINGS, INC.

WINDOW IDENTIFICATION SIGNS:

Each Tenant will be allowed one window sign placed either to the left or the right of the entrance door, whichever provides the best visibility.

Company names, logos or symbols will be allowed in this area-color and size to be determined by the Tenant. All other copy in this area except for logos or symbols will be mat white vinyl pressure sensitive letters.

Copy must state at 5' from grade, working down to no more than 3 1/2' from grade. Sign layout including copy, sizes and color must be approved by the building management. Management reserves the right to deny any copy or color it considers unsuitable.

Once security decal only may be applied to the front door glass in the lower corner if the Tenant so desires. All exterior alarm bells are to be mounted to the rear of the building only.

DIRECTORY SIGN IDENTIFICATION

Tenant shall be allowed to utilize the entire directory sign located near the entrance to the Premises, and is required to use pressure sensitive matte, Pearl Gray vinyl letters with a letter height suitable for the area allowed, and logo if so desired, also in Pearl Gray.

REAR LOADING SIGNS

Each Tenant will be allowed to identify its rear door for shipping and receiving purposes. The company name shall be placed on a 36"x24" aluminum panel adjacent to the rear doors. The aluminum panel shall be painted gray to match the building.

Copy shall consist of 3" white vinyl capital letters only in Futura Bold style. Company name and logos only are allowed.

Management reserves the right to deny any copy it considers unsuitable. Layout to be approved by building management. The cost of all lettering and logos will be he responsibility of the Tenant. No other signs are allowed in the windows or doors.

                                   ADDENDUM 5

                                 RENEWAL OPTION

                      ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                       DATED NOVEMBER 7, 1995, BETWEEN
                           SCI LIMITED PAPRTNERSHIP-I
                                       and
                               CVC HOLDINGS, INC.

      (a) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term (as such terms are defined below),
(x) Tenant is the Tenant originally named herrein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists, or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additinal term of 3 years (such additional term is hereinafter called the "Extension Term") commencing Date of the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the Extension Term"). Tenant must give Landllord notice (hereinafter called the "Extension Notice") of its election to extend the term of the Lease Term at least 6 months, but not more than 9 months, prior to the scheduled expiration date of the Lease Term.

      (b) The Base Rent payable by Tenant to Landlord during the Extension Term shall be the greater of:

            (i) the Base Rent in effect on the expiration of the Lease Term (if the Base Rent is stated as an annual or other periodic rate, adjusted for the length of the Lease Term), and

            (ii) the Fair Market Rent, as defined and determined pursuant to Paragraphs (c), (d), and (e) below.

      (c) The term "Fair Market Rent" shall mean the Base Rent, expressed as an annual rent per square foot of floor area, which Landlord would have received from leasing the Premises for the Extension Term to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in "as-is" condition, and taking into account the rental which such other tenant would most likely have paid for such premises (excluding the clean room buildout, but including the space occupied by the clean room and assuming a level of buildout for the space occupied by the clean room which is comparable to the remaineder of the Premises), including market escalations, provided that Fair Market Rent shall not in any event be less than the Base Rent for the Premises as of the expiration of the Lease Term. Fair Market Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for the Premises (including without limitation brokerage commissions, cost of improvements necessary to prepare the space for such tenant's occupancy, rent concession, or lost rental income during any vacancy period). Fair Market Rent means only the rent component defined as Base Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to operating expenses and other items payable or reimbursable by Tenant under the Lease. In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Extension Term. The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant's obligation to pay or reimburse Landlord for such operating expenses and other reimbursable items.

      (d) Within 10 days after receipt of the Extension Notice, Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord's sole discretion and shall in any event be not less than the Base Rent in effect as of the expiration of the Lease Term) for the Extension Term, and Tenant shall advise Landlord of any objection within 10 days of receipt of Landlord's notice. Failure to respond within the 10-day period shall constitute Tenant's acceptance of such Fair Market Rent. If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within 10 days of Landlord's receipt of Tenant's notice. If the parties cannot agree upon such rental rate and execute an amendment (defined below) at least 5 months prior to the expiration of the Lease, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties' failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent.

      (e) Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within 5 days after the 10-day negotiating period provided in Paragraph (d), invoking the binding arbitration provisions of this paragraph. Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent. The arbitrator must choose between the Landlord's proposal and the Tenant's proposal and may not compromise between the two or select some other amount. Notwithstanding any other provision herein, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Base Rent in effect as of the scheduled expiration of the Lease Term. The cost of the arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Landlord and by Tenant if the Fair Market Rent is that proposed by Tenant; and shall be borne equally otherwise. If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay 105 percent of the Base Rent in effect under the Lease as of the end of the Lease Term until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

      (f) The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum and to enter judgment upon the decision of the arbitrator.

      (g) Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and condition as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to extend the Lease Term pursuant to this addendum or to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease.

      (h) If Tenant does not sent the Extension Notice within the period set forth in Paragraph (a), Tenant's right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice and the notice of Tenant's objection under Paragraph (d).

      (i) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in "as-is" condition.

      (j) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

      (k) If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in (g) above.

                                [GRAPHIC OMITTED]

      [Printed copy has a map of Gateway Corporate Center with "EXHIBIT A"
                               stamped at the top]

                                    EXHIBIT B

                              WORK LETTER AGREEMENT

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT

                            DATED 11-7, 1995, BETWEEN

                            SCI LIMITED PARTNERSHIP-1

                                       and

                               CVC HOLDINGS, INC.

      I. Initial Improvements: Plans and Specifications. Landlord and Tenant shall prepare plans and specifications including fully detailed working drawings (the "Plan and Specifications") for the Tenant Improvements that Tenant desires Landlord to construct for Tenant's use in the Building. The Plans and Specifications must be acceptable to both Landlord and Tenant, and shall be consistent with Initial Improvements: Tenant Improvement Standards set forth below, except as otherwise mutually agreed to in writing by Landlord and Tenant. The Plans and Specifications shall also be consistent with and include those items shown on the space plan attached hereto as Exhibit II and the additional tenant improvement standards as outlined herein. Tenant shall cooperate diligently with the Landlord's architect (the "Architect") and shall furnish all information required by the Architect for completion of the Plans and Specifications. Landlord and Tenant shall indicate their approval of the Plans and Specifications (the "Approved Plans") by initialling them and attaching them hereto as Exhibit III. All third party costs and expenses relative to creating the Plans and Specifications shall be included within the definition of "Initial Improvements" payable by Tenant.

      II.  Initial Improvements: Tenant Improvement Standards.

      A.    Office and Warehouse

      Please refer to Exhibit I attached hereto.

      B.    Exclusions

      The Initial Improvements do not include the following items, which shall be paid for separately by Tenant:

1.    Electrical data gathering lines or security equipment.

2.    Telephonic or other communications equipment and cabling.

3.    Construction of Tenant's "clean-room."

      III. Changes to Plans for Initial Improvements. Once the Approved Plans have been finally approved by Tenant as provided above, thereafter neither party shall have the right to order extra work or change orders with respect to the construction of the Initial Improvements without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. All extra work or change order requests by Tenant shall be made in writing, shall specify the amount of delay or the time saved resulting therefrom, shall specify any added or reduced cost resulting therefrom and shall become effective and a part of the Approved Plans once approved in writing by both parties.

      IV. Commencement and Completion of the Initial Improvements. As soon as
(a) the Approved Plans have been developed as provided above, and (b) all necessary governmental approvals have been obtained, Landlord shall thereafter commence construction of such improvements and shall complete such construction in a good and workmanlike manner.

      V. Delay in Completion Caused by Tenant. The parties hereto acknowledge that the date on which tenant's obligations to pay all rent payable under this Lease would otherwise commence, may be delayed because of, among other things:

            A. Tenant's request for special materials, finishes, or installations which are not readily available and not specifically set forth in the Plans and Specifications;

            B. Change orders requested by Tenant and approved by Landlord;

            C. Tenant's failure to promptly review and approve the Plans and Specifications, promptly provide information to the City regarding Tenant's business and/or use of the premises, or to complete any of its own improvement work to the extent Tenant delays completion by appropriate governmental authorities of their final inspection and approval of Landlord's improvements; or

            D. Interference with Landlord's work caused by Tenant or by Tenant's contractor or subcontractors.

      It is the intent of the parties hereto that Tenant's obligations to pay all rent payable under this Lease may not be delayed by any of such causes or by any other act of Tenant, and in the event it is so delayed, then Tenant's obligation to pay such rent shall commence as of the date it would otherwise have commenced absent said delay caused by Tenant.

      VI. Tenant's Requirements. Tenant acknowledges that it shall provide Landlord with certain information regarding its specific needs relating to the Premises which shall be incorporated into the Plans and Specifications to address those needs. Tenant also acknowledges that it may provide some of its own equipment for installation in the Premises. Tenant understands and agrees that Landlord will take no independent review of any such information, designs, specifications or equipment to determine if same adequately addresses Tenant's needs or are suitable for the Premises, and anything in this Lease to the contrary notwithstanding, Landlord does not warrant, either expressly or implied, the adequacy of any such designs, specifications or equipment or the Initial Improvements, for Tenant's intended purpose.

                                   EXHIBIT I

                                  CVC PRODUCTS

                       SECURITY CAPITAL INDUSTRIAL TRUST
                          TENANT IMPROVEMENT STANDARDS

OFFICE AREA

1. CABINETS: Coffee bar and/or lunch room base cabinet(s) shall be 6'0" long grey melamine with chrome wire pulls.

2. COUNTERTOPS: The coffee bar top shall have a square front edge with a 4" splash in plastic laminate.

3. LAVATORY COUNTERTOPS: In all tenants spaces the toilet room lavatories shall be installed in a plastic laminated countertop with a bullnosed front edge and a 4" backsplash.

4. ROOF INSULATION: The insulation above conditioned office area ceilings shall be minimum R-11 fiberglass batts.

5. THERMAL WALL INSULATION: Walls between conditioned and unconditioned spaces shall receive minimum R-11 unfaced fiberglass batt insulation.

6. ACOUSTIC INSULATION: All toilet room walls and ceilings shall receive 3 1/2" unfaced fiberglass batt acoustic insulation.

7. DOORS AND FRAMES: 3"-0" x 9-0" x1-3/4", solid core, birch, 8-3 stain prefinished with clear anodized aluminum frames.

8. INTERIOR DOOR HARDWARE: Schlage "S" series Saturn in a brushed chrome 626 finish.

9.    INTERIOR WINDOWS: 2090 tempered glass sidelights at office doors.

10.   MIRRORS: toilet rooms shall have mirrors the length of the lavatory top.

11. DRYWALL PARTITIONS: office walls shall be undergrid 3-5/8" x 25 Ga. metal studs at 24" o.c. with 5/8" gypsum board.

12. DRYWALL FINISH: All drywall and exposed concrete walls within the office and toilet rooms shall receive a skip trowel textured.

13. WAINSCOT: Toilet room wet walls shall have 4' -6" high white Pionite wainscot.

14. ACOUSTIC CEILING TILE: Office areas shall have an exposed grid acoustic ceiling with 24" x 48" non-directional fissured tile, installed at 10"-0"

15. OFFICE CARPET: Designweave or Shaw direct glue-down. 26 oz. face weight level loop or 30 oz cut pile carpet without pad.

16. LUNCH ROOM: shall have vinyl composition tile (vct) flooring 1/8" gauge, standard grade, as manufactured by Tarkett or Armstrong.

17. RUBBER BASE: The office area shall have a 4" high topset rubber base as manufactured by Burke, Roppe, or Tarkett, installed in all areas receiving floor covering except the toilet rooms.

18. TOILET ROOM: The flooring shall be sheet vinyl by Armstrong "Suffield", "Best of Both Worlds" or "Seagate" with a 6" coved base.

19. PAINT: One (1) coat of paint in a standard light color interior flat latex, except in the toilet rooms and at the coffee bar which shall receive one (1) coat of latex semi-gloss enamel over one (1) coat of PVA sealer.

20. TOILET ACCESSORIES: Napkin Disposals: Bobrick B-270 sanitary napkin disposals in each women's toilet stall. Paper Towel Dispenser: Bobrick B-369 (for single accommodation toilet rooms) or a Bobrick B-3944 (for multiple accommodation toilet rooms) recessed paper towel dispenser with a waste receptacle. Seat Cover Dispenser: Bobrick B-221 seat cover dispenser in each toilet stall. Toilet Paper Holder: Bobrick B-685 double toilet paper holder. Grab Bars: Bobrick No. B6806-36 and B6806-42 stainless steel handicap grab bars per code.

21. TOILET PARTITIONS: Metal, floor mounted, overhead braced toilet partitions with a backed enamel finish by Global Steel, Knickerbocker or equal in manufactures standard color.

22. BLINDS: All exterior windows, except storefront doors, shall receive vertical blinds in a building standard color with a valance.

23 PLUMBING FIXTURES AND TRIM: Lavatory for vanity: American Standard or equal. "Oval Horizon" model 3303.013, white, self-rimming with a Delta Model 523 WF HDF single lever type faucet assembly with a grid strainer and bright chrome finish.

      Water closet: American Standard or equal. "Cadet Aquameter" elongated. 1.5 SPF, model 3042.12, white, with an Olsonite #95 seat and a Sloan #111 flush valve. Urinal: American Standard or equal. "Allbrook", model 6540.017, white, with a Sloan 180-1.5 flush valve. Coffee bar sink: Elkay or equal, ""Peacemaker Starlite", model PSR-1918, stainless steel, with a Delta # 100 faucet. Water heater: sized to meet demand installed in a smitty pan draining into a hub drain with a trap primer.

24. Fire sprinkler heads shall be chrome with white escutcheons, semirecessed, not centered, on the ceiling tiles.

25. The HVAC systems shall maintain 75 degrees indoors, on a 100 degree outdoor day

26. The HVAC systems shall be connected to a 7-day skip-a-day time clock and include a bypass timer at each thermostat.

27. All thermostats shall have an automatic change-over feature and a locking cover.

28.   Toilet rooms and any shower rooms shall have an exhaust fan.

29. All conditioned areas shall have supply register and a ducted return register. Supply and return air registers shall be white baked enamel 2" x2" with a perforated face, flush mounted. Supply air registers shall have a 4-way blow.

30. Office lighting: shall be 2' x4" three lamp lay-in flourescent light fixtures with standard acrylic lens and T-12 low watt type lamps, 75 foot candles at 3" A.F.F. or as permitted by code but not less than two (2) fixtures per office.

31.   Furnish and install two (2) 110V duplex receptacles in each office

32. Furnish and install a dedicated 110 volt fourplex outlet at the telephone board and two dedicated 110V outlets at the coffee bar.

33. Furnish and install a 2" diameter P.V.C. or steel (where required by code) conduit for phone system from the building telephone service entrance to a telephone board within the tenant space.

WAREHOUSE

34. FULL HEIGHT DRYWALL PARTITIONS @ tenant [ILLEGIBLE] walls: Metal studs with one layer of 5/8" type "X" gypsum board on each side from the floor to the roof deck.

35. OFFICE/WAREHOUSE WALL: Metal studs with two layers of 5/8" type "X" gypsum board on each side to 6" A.F.F.

36. WAREHOUSE WALL FINISH: All drywall shall be fire taped only. Spot nails in firetaped areas.

37. CONCRETE FLOOR SEALER: Exposed concrete floors shall receive one coat of acrylic concrete sealer.

38. WAREHOUSE LIGHTING: Provide 16' high output flourescent strip light fixtures or metal halide fixtures to achieve 15 foot candles of light measured at the floor in the warehouse space.

                                   EXHIBIT II

                                   SPACE PLAN


                               [GRAPHIC OMITTED]

                                  EXHIBIT III

                                 APPROVED PLANS

                    [Landlord and Tenant to mutually agree]


                                      -30-